UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

PEPCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(202) 872-3526

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.

Form 8-K

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Conectiv Energy Wholesale Power Generation Business

On July 1, 2010, Pepco Holdings, Inc. (PHI) completed the sale of its Conectiv Energy wholesale power generation business to New Development Holdings, LLC (the Purchaser), a wholly owned subsidiary of Calpine Corporation (Calpine). Under the Purchase Agreement, dated as of April 20, 2010, by and among PHI, Conectiv, LLC, Conectiv Energy Holding Company, LLC (CEHC) and the Purchaser, the Purchaser purchased all of the membership interests of CEHC, an indirect wholly owned subsidiary of PHI. The $1.65 billion sale price specified by the Purchase Agreement was subject to several adjustments, including a $49 million payment for the estimated value of the fuel inventory at the time of closing and a $60 million reduction in the closing payment attributable to lower capital expenditures incurred by PHI than was anticipated at the time of execution of the Purchase Agreement for the Delta Project (referred to below) during the period from January 1, 2010 through the date of the closing. After giving effect to these and other adjustments, PHI received proceeds at the closing in the amount of approximately $1.63 billion (subject to possible post-closing adjustments).

CEHC’s assets at the time of the sale consisted of the wholesale power generation business of the Conectiv Energy segment, including the following generation facilities, which have an aggregate generating capacity of 3,860 megawatts and are located in the eastern PJM region:

•	the Deepwater steam plant in New Jersey, with a generating capacity of 158 megawatts;

•	the Edge Moor steam plant in Delaware, with a generating capacity of 710 megawatts;

•	2 combined cycle plants, one in each of Pennsylvania and Delaware, which have aggregate generating capacity of 2,260 megawatts;

•

30 peaking units – consisting of 20 combustion turbines and 10 diesels, located in Delaware (5), New Jersey (14), Virginia (7) and Maryland (4), which have an aggregate generating capacity of 728 megawatts; and

•	the 4 megawatt Vineland, New Jersey solar photovoltaic facility.

The assets of CEHC also included a 565 megawatt combined cycle generating plant that is being constructed in southern Pennsylvania, which is referred to as the Delta Project, and a six-year tolling agreement associated with the Delta Project.

The sale of the wholesale power generation business is part of a plan approved by the Board of Directors on April 20, 2010, for the disposition of PHI’s Conectiv Energy segment. The plan also includes the liquidation, within the succeeding twelve months, of all of Conectiv Energy’s load service supply contracts, energy hedging portfolio, certain tolling agreements and other assets not included in the sale to Calpine.

There is no material relationship between PHI or its affiliates and the Purchaser or its affiliates other than in respect of the transaction described above.

Item 9.01	Financial Statements and Exhibits

(b) Unaudited Pro Forma Condensed Consolidated Financial Information

Pepco Holdings, Inc.

Form 8-K

The following unaudited pro forma condensed consolidated financial statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference:

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2010

Unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2010

Unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2009, 2008 and 2007

Notes to the unaudited pro forma condensed consolidated balance sheet and statements of income

(d) Exhibits

2.1	Purchase Agreement, dated as of April 20, 2010, by and among Pepco Holdings, Inc., Conectiv, LLC, Conectiv Energy Holding Company, LLC and New Development Holdings, LLC

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

Pepco Holdings, Inc.

Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.

Date: July 8, 2010	/s/ A.J. KAMERICK
	Name:	Anthony J. Kamerick
	Title:	Senior Vice President and Chief Financial Officer